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                                                                   Exhibit 10.11


[LOGO]

J.P. TURNER & COMPANY, L.L.C.
INVESTMENT BANKING DIVISION

                                                                   April 3, 2003
Steve Kriegsman
President and Chairman
CytRx Corporation
11726 San Vincente Blvd.
Los Angeles, CA 90049
Phone: (310) 826-5658

        RE: INVESTMENT BANKING AGREEMENT WITH J. P. TURNER & Company, LLC


Dear Mr. Kriegsman,

     This letter (the "AGREEMENT") shall confirm the engagement of J.P. Turner & Company, LLC ("TURNER") by CytRx Corporation [NasdaqSC: CYTR] (the "COMPANY") for purposes of providing, on a non-exclusive basis, investor awareness and business advisory services as set forth below in consideration for the compensation described hereinafter. The Agreement shall be effective as of the date set forth above.

     The Company agrees to provide Turner such information, historical financial data, projections, proformas, business plans, due diligence documentation, and other information (collectively the "INFORMATION") in the possession of the Company or its agents that Turner may reasonably request or require to perform the Services (as hereinafter defined) set forth herein. The Information provided by the Company to Turner shall be true, complete, accurate and current in all respects and shall not set forth any untrue statements nor omit any fact required or necessary to make the Information provided not misleading. The Company acknowledges that Turner may rely on the accuracy and completeness of all Information provided by the Company without independent verification. The Company authorizes Turner to use such Information in connection with its performance of the Services. Turner shall use its commercially reasonable best efforts to preserve the confidentiality of Information expressly designated as confidential by the Company.

     Turner will use its best efforts to furnish ongoing investor awareness and business advisory services (the "SERVICES") as the Company may from time to time reasonably request. The Services may include without limitation the following: preparation and assistance with investor presentations; introduction to capital conferences; the identification and evaluation of financing transactions; and introductions to broker dealers, research analysts, and investment companies that Turner believes to be in the best interest of the Company.

     The term of this Agreement shall be 12 months from the effective date of this Agreement (the "TERM"). In the event that the Company desires to terminate this Agreement prior to the expiration date, it shall provide Turner with at least thirty (30) days prior written notice of its intention to terminate this


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CytRx Corporation
Investment Banking Agreement
04/03/03
Page 2 of 6


Agreement and this Agreement shall so terminate following the expiration of this thirty (30) day period (the "Termination Date"), without any further responsibility for either party; provided, however, that Turner shall be entitled to receive all vested Warrants (as set forth below), and un-reimbursed expenses, if any, outstanding as of the Termination Date.

     In consideration for the services described herein, the Company shall issue and deliver to Turner a non-refundable common stock purchase warrant (the "INVESTMENT BANKING WARRANT") for the purchase of four hundred thousand (400,000) shares of the Company's common stock. The Investment Banking Warrant shall have an exercise price of twenty cents ($.20) upon issuance, be fully paid, non-assessable, and free of any restrictions on transfer, but for those restrictions that are the result of state or federal securities law. The Investment Banking Warrant shall immediately and completely vest in favor of Turner, and shall become immediately exercisable, in the event of the sale of the Company (or substantially all of the assets thereof) or the acquisition (or merger) transaction of the Company by or into another entity. The Warrant shall be issued to Turner in the form of a warrant agreement (the "WARRANT AGREEMENT"), which shall be in form and content satisfactory to Turner and its counsel.

     The Warrant Agreement shall provide for, among other provisions, the above terms and the following:

          (i) Turner may exercise the Warrant at any time after signing the Warrant Agreement. The Warrant shall expire three (3) years from the date that the Warrant Agreement is issued.

          (ii) anti-dilution provisions for stock dividends and splits. Upon a merger or sale of substantially all of the Company's assets, the Warrant will dilute in direct proportion with majority shareholders.

          (iii) in lieu of any cash payment required by Turner in connection with the exercise of the Warrant, the holder(s) of the Warrant shall have the right at any time and from time to time, to exercise the Warrant in full or in part by surrendering the Warrant Agreement as payment of the aggregated Strike Price ("Cashless Exercise").

          (iv) the Company shall reserve, and at all times have available, a sufficient number of shares of its common stock to be issued upon the exercise of the Warrant. Furthermore, the Company shall accept, and shall so instruct its transfer agent to accept, an appropriate Rule 144 opinion letter from any qualified securities attorney (not just an opinion from the Company's counsel) representing Turner or any of its employees or agents that are holders of the Warrant.

          (v) the Company shall grant unlimited "piggy back" registration rights, at the Company's expense, to include the shares of the Underlying Common Stock in any registration statement filed by the Company under the Securities Act of 1933 relating to an underwriting of the sale of shares of common stock or other security of the Company.

The Investment Banking Warrant shall be assigned to J.P. Turner & Company, L.L.C. and forwarded to

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CytRx Corporation
Investment Banking Agreement
04/03/03
Page 3 of 6


the following address:

            J.P. Turner & Company, L.L.C.
            Attention: Patrick J. Power, Managing Director of Investment Banking 3340 Peachtree Road
            Suite 2300
            Atlanta, GA 30326
            Phone: 404-479-8300
            Fax: 404-479-8345

     The Company shall use its best efforts to supply to Turner, on a timely basis, with logos, trademarks, slogans, and similar designs of itself and all subsidiaries and hereby authorizes Turner in perpetuity, to use such logos, etc. in "Tombstones" that reflect Turner's role in the transaction pursuant to this Agreement. This provision shall survive the expiration or termination of this Agreement.

     The Company represents and warrants that it has provided Turner access to all Information available to the Company concerning its condition, financial and otherwise, its management, its business, and its prospects (the "DISCLOSURE DOCUMENTS"). The Company represents that it will continue to provide Turner with any Information or documentation necessary to verify and update the accuracy of the Information contained in the Disclosure Documents and will promptly notify Turner in writing upon the filing of any registration statement or other periodic reporting documents filed pursuant to the rules and regulations of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     The Company recognizes that Turner now renders and may continue to render financial consulting, management, investment banking and other services to other companies that may or may not conduct business and activities similar to those of the Company. Turner shall be free to render such advice and other services and the Company hereby consents thereto. Turner shall not be required to devote its full time and attention to the performance of its duties under this Agreement, but shall devote only so much of its time and attention as it deems reasonable or necessary to fulfill its obligation hereunder.

     During the Term of this Agreement the Company covenants, promises and agrees that:

          (a) Company shall immediately notify Turner if it is contacted by NASDAQ for failing to maintain certain listing requirements or any other reason.

          (b) Company shall furnish Turner with copies of its annual, quarterly and proxy filings with the SEC, within thirty (30) days of the Company's filing thereof.

          (c) Company shall furnish Turner all press releases and any copies of any communication to the general public and its shareholders.

          (d) Company shall immediately notify Turner if it is the subject of any investigation or material litigation.


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CytRx Corporation
Investment Banking Agreement
04/03/03
Page 4 of 6


          (e) At least three (3) business days prior to the dissemination of any public announcement regarding this Agreement, including the fact of its existence, the Company shall submit to Turner, for its review and comment, the proposed public announcement. Turner shall thereafter have three (3) business days within which to submit its proposed amendments to the public announcement for inclusion therein. The proposed amendments shall be incorporated in the final version to be disseminated by the Company, unless, in the reasonable judgment of counsel to the Company, such amendments should not be incorporated.

     This Agreement shall be governed by and construed under the laws of the State of Georgia without regard to principals of conflicts of laws provisions. In the event of any dispute between the Company and Turner arising under or pursuant to the terms of this Agreement, or any matters arising under the terms of this Agreement, the same shall be settled only by arbitration through NASD Dispute Resolution in Fulton County, City of Atlanta, State of Georgia, in accordance with the Code of Arbitration Procedure published by NASD Dispute Resolution. The determination of the arbitrators shall be final and binding upon the Company and Turner and may be enforced in any court of appropriate jurisdiction. This Agreement shall be construed by and governed exclusively under the laws of the State of Georgia, without regard to its conflicts of law provisions. The venue shall be in Fulton County, GA.

     The Company shall reimburse Turner for all reasonable out of pocket expenses including without limitation acceptable travel and lodging, printing, legal, and mailing cost that Turner may incur in performance of the Services under this Agreement. Turner shall submit expense statements to the Company from time to time and the Company shall reimburse such expenses promptly thereafter.

     The Company shall indemnify and hold harmless Turner and its directors, officers, employees, agents, attorneys and assigns from and against any and all losses, claims, costs, damages or liabilities (including the reasonable fees and expenses of legal counsel) to which any of them may become subject in connection with the investigation, defense or settlement of any actions or claims: (i) caused by the Company's misstatement or alleged misstatement of a material fact or omission or alleged omission of a material fact required to make any statement not misleading; (ii) arising in any manner out of or in connection with the rendering of Services by Turner hereunder; or (iii) otherwise in connection with this Agreement.

     The Company acknowledges that Turner has made no guarantees that its performance hereunder will achieve any particular result with respect to the Company's business, stock price, trading volume, market capitalization or otherwise.

     All notices hereunder shall be in writing and shall be validly given, made or served if in writing and delivered in person or when received by facsimile transmission, or five days after being sent first class certified or registered mail, postage prepaid, or one day after being sent by nationally recognized overnight carrier to the party for whom intended at the address set forth after each parties signatures.

     If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future Laws effective during the Term, the remainder of this Agreement shall not be affected. In lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall

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CytRx Corporation
Investment Banking Agreement
04/03/03
Page 5 of 6


be added as a part of this Agreement a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. In the event any clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this entire Agreement provided such party exercises such right within a reasonable time after such occurrence.

     The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

     This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. To be effective, all waivers must be in writing, signed by both parties. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

     This Agreement contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. Any amendment or modification to the Agreement shall be by written instrument only and must be executed by a representative, with complete authority, from the Company and Turner.

     This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

     In the event that any dispute among the parties to this Agreement should result in litigation, the substantially prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such substantially prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals and collection.



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CytRx Corporation
Investment Banking Agreement
04/03/03
Page 6 of 6


     If the foregoing is in accordance with your understanding, kindly confirm your acceptance and agreement by signing and returning the enclosed duplicate of this Agreement that will thereupon constitute an agreement between us.

                                           Yours very truly,


                                           /s/ Patrick J. Power
                                           --------------------
                                           Patrick J. Power
                                           Managing Director, Investment Banking
                                           J. P. Turner  & Company, LLC




Accepted and approved this 4th day of April, 2003.



By:       /s/ Steve Kriegsman
          ------------------------
Name:     MR. STEVE KRIEGSMAN
Title:    PRESIDENT AND CHAIRMAN
Company:  CYTRX CORPORATION
Address:  11726 SAN VINCENTE BLVD.
          LOS ANGELES, CA 90049
Phone:    (310) 826-5658